Exhibit 99.1

News Release

For Immediate Release

ALERIS INTERNATIONAL, INC. RESCHEDULES

FOURTH QUARTER AND FULL YEAR 2007 EARNINGS RELEASE

AND CONFERENCE CALL

BEACHWOOD, OH –March 14, 2008 – Aleris International, Inc. announced today that it is rescheduling release of its fourth quarter and full year 2007 earnings to March 27, 2008 pending completion of the 2007 audit. The release was originally scheduled for Tuesday, March 18, 2008, and the related conference call was scheduled for 9:00 a.m. Eastern time that same day. The Company expects to file its Form 10-K for the year ended December 31, 2007 on or before the March 31, 2008 deadline.

On March 27, 2008 at 9:00 am Eastern time, Steven J. Demetriou, Chairman and CEO, and Sean M. Stack, Executive Vice President and CFO will host a conference call and webcast to discuss results.

Information concerning the conference call and the availability of a taped replay of the conference call will be included in the earnings press release. In addition, the conference call will be broadcast live and available by replay over the Internet at www.aleris.com.

Aleris International, Inc. is a global leader in aluminum rolled products and extrusions, aluminum recycling and specification alloy production. Headquartered in Beachwood, Ohio, a suburb of Cleveland, the Company operates 48 production facilities throughout the world, and employs approximately 8,800 employees.

Contact:	Sean M. Stack
Aleris International, Inc.
Phone # 216-910-3504